EXHIBIT 23.1



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement of Infinity, Inc. on Form S-3 of our report dated May 31, 2000, relating to the consolidated financial statements of Infinity, Inc. and Subsidiaries as of March 31, 2000, and for the years ended March 31, 2000 and 1999, appearing in the Company's Annual Report on Form 10-KSB and to the reference to our firm under the caption "Experts."



/s/ Sartain Fischbein & Co.

Sartain Fischbein & Co.
Tulsa, Oklahoma
December 22, 2000